Exhibit 99.1

FOR IMMEDIATE RELEASE Contact: Nancy Krejsa Senior Vice President Investor Relations and Corporate Communications +1-972-595-5083 nkrejsa@sftp.com

Another Record Year for Six Flags in 2012

Adjusted EBITDA(1) Climbs 9 Percent to $383 Million and Cash EPS(2) Grows 23 Percent to $4.33

GRAND PRAIRIE, Texas — February 20, 2013 — Six Flags Entertainment Corporation (NYSE: SIX), the world’s largest regional theme park company, today announced another record year of financial results as it generated a company-high $383 million of Adjusted EBITDA in 2012, representing a $32 million or 9 percent increase over 2011. After adjusting for the September 2012 divestiture of its minority interest in dick clark productions(3), the company’s comparable 2012 Adjusted EBITDA increased $38 million or 11 percent over prior year. Free Cash Flow(4) grew $40 million to $233 million while Cash Earnings Per Share increased 23 percent or $0.82 to $4.33.

“Excellent execution of our strategy has been a key factor in driving our third successive year of record performance,” said Jim Reid-Anderson, Chairman, President and CEO. “Guests recognize that we are providing innovative rides and attractions, superb service, and great value for their money. We are well-positioned as we enter the 2013 season and remain focused on delivering our aspirational target of $500 million of Modified EBITDA by 2015, which equates to almost $6 of cash earnings per share.”

Annual attendance grew 6 percent to 25.7 million, driven by the company’s success in upselling guests to season passes. Higher penetration of season pass sales is a key initiative because season pass holders, over the course of an entire season, generate higher revenue and cash flow than single day visitors.

Revenue for the year increased 6 percent, or $57 million, to $1,070 million. Approximately $35 million of the revenue growth came from higher admissions revenue and another $24 million from higher in-park sales.

Total guest spending per capita in 2012 increased slightly over prior year to $39.41 despite the higher mix of season pass holder attendance. Admissions per capita for the year increased 0.5 percent or $0.11 to $22.41 while in park spending per capita was flat at $17.00.

Modified EBITDA(5) in 2012 was $416 million and Modified EBITDA margin improved to an industry high of 38.9 percent—an increase of 153 basis points over 2011.

Diluted earnings per share for 2012 was $6.38 as compared to a loss of $0.41 in 2011. Both the fourth quarter and full year net income and earnings per share amounts were favorably impacted by the partial reversal of a net operating loss carryforward valuation allowance. Adjusting for the $237 million valuation reserve reversal, 2012 earnings per share was $2.10.

Fourth quarter 2012 revenue grew 5 percent to $144 million due to a 3 percent increase in attendance and a 2 percent increase in total revenue per capita. Guest spending per capita was up 3 percent to $35.82, which included a 4 percent or $0.72 increase in admissions per capita and a 2 percent or $0.28 increase in in-park revenue per capita. Fourth quarter attendance was 3.7 million.

Adjusted EBITDA in the fourth quarter was $30 million—a decline of $5 million due to the absence of EBITDA associated with the company’s minority interest in dick clark productions, which was divested at the end of the third quarter 2012. On a comparable basis, Adjusted EBITDA grew 2 percent in the fourth quarter.

During the year, the company invested $98 million in new capital, net of property insurance recoveries and returned $380 million to shareholders by paying $148 million in dividends and repurchasing $232 million or 4.2 million shares of its common stock at an average price of $54.59 per share. In the fourth quarter, the company paid $52 million in dividends, or $0.90 per share, and repurchased $134 million or 2.2 million shares of its common stock.

Due to strong season pass sales for the 2013 season, deferred revenue as of December 31, 2012 grew to $53 million, a $15 million or 38 percent increase versus December 31, 2011.

Net Debt(6) as of December 31, 2012 was $776 million, a 2.0 times net leverage ratio, compared to $726 million as of December 31, 2011.

In December, the company issued $800 million of senior unsecured notes at a 5.25 percent coupon. It used $350 million of the proceeds to pay down its bank term loan with the balance to be used for share repurchases and other corporate purposes. The company repurchased $203 million or 3.2 million shares between January 1, 2013 and February 19, 2013 and has $315 million remaining under its authorized share repurchase plan. As of February 19, 2013, 50.6 million shares were outstanding.

Conference Call

At 8:00 a.m. Central Time today, the company will host a conference call to discuss its fourth quarter and full year 2012 financial performance. The call is accessible either through the Six Flags Investor Relations website at www.sixflags.com/investors or by dialing 1-888-282-0415 in the United States or +1-415-228-4945 outside the United States and requesting the Six Flags earnings call. A replay of the call will be available by dialing 1-800-879-4907 or +1-402-220-4725 through March 2, 2013.

About Six Flags Entertainment Corporation

Six Flags Entertainment Corporation is the world’s largest regional theme park company with over $1 billion in revenue and 18 parks across the United States, Mexico and Canada. For more than 50 years, Six Flags has entertained millions of families with world-class coasters, themed rides, thrilling water parks and unique attractions including up-close animal encounters, Fright Fest® and Holiday in the Park®. For more information, visit www.sixflags.com.

Forward Looking Statements

The information contained in this release, other than historical information, consists of forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. These statements may involve risks and uncertainties that could cause actual results to differ materially from those described in such statements. These risks and uncertainties include, among others, (i) the adequacy of cash flows from operations, available cash and available amounts under our credit facilities to meet our future liquidity needs, (ii) our ability to improve operating results by implementing strategic cost reductions, and organizational and personnel changes without adversely affecting our business, (iii) our operations and results of operations, and (iv) the risk factors or uncertainties listed from time to time in the company’s filings with the Securities and Exchange Commission (“SEC”). In addition, important factors, including factors impacting attendance, local conditions, contagious diseases, events, disturbances and terrorist activities, recall of food, toys and other retail products which we sell, risk of accidents occurring at the company’s parks or other parks in the industry, inability to achieve desired improvements and financial performance targets set forth in our aspirational goals, adverse weather conditions such as excess heat or cold, rain and storms, general financial and credit market conditions, economic conditions (including customer spending patterns), changes in public and consumer tastes, construction delays in capital improvements or ride downtime, competition with other theme parks and other entertainment alternatives, dependence on a seasonal workforce, pending, threatened or future legal proceedings and the significant expenses associated with litigation and other factors could cause actual results to differ materially from the company’s expectations. Although the company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will be realized and actual results could vary materially. Reference is made to a more complete discussion of forward-looking statements and applicable risks contained under the captions “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in the company’s Annual and Quarterly Reports on Forms 10-K and 10-Q, and its other filings and submissions with the SEC, each of which are available free of charge on the company’s investor relations website at  www.sixflags.com/investors and on the SEC’s website at www.sec.gov.

Footnotes

(1)         See the following financial statements and Note 3 to those financial statements for a discussion of Adjusted EBITDA and its reconciliation to net income (loss).

(2)         Cash EPS (or Cash Earnings Per Share), which is defined as Free Cash Flow divided by the weighted average basic shares outstanding, is not a U.S. GAAP defined measure. The company believes this measure provides meaningful profitability metrics, given current accumulated tax loss carryforwards and the net depreciation/amortization impacts relating to the revaluation of assets in connection with the company’s emergence from Chapter 11 in April 2010.

(3)         The company’s minority interest in dick clark productions, which was divested on September 28, 2012, generated $5.4 million, $1.9 million, $3.3 million and $0.3 million of Adjusted EBITDA for the company in Q4 2011, Q1 2012, Q2 2012 and Q3 2012, respectively.

(4)         See Note 5 to the following financial statements for a discussion of Free Cash Flow.

(5)         See Note 3 to the following financial statements for a discussion of Modified EBITDA and its reconciliation to net income (loss).

(6)         Net Debt represents total long-term debt, including current portion, less cash and cash equivalents.

Six Flags Entertainment Corporation

(In Thousands, Except Per Share Amounts)

Statements of Operations Data (1)

	Three Months Ended
	December 31,
	2012	2011

Theme park admissions	$73,018	$68,457
Theme park food, merchandise and other	58,222	55,626
Sponsorship, licensing and other fees	9,901	10,962
Accommodations revenue	2,778	2,516
Total revenue	143,919	137,561

Operating expenses (excluding depreciation and amortization shown separately below)	72,227	69,749
Selling, general and administrative expense (excluding depreciation, amortization and stock-based compensation shown separately below)	31,842	28,929
Costs of products sold	10,025	9,805
Depreciation	31,720	37,131
Amortization	3,603	4,507
Stock-based compensation	17,991	19,945
Loss on disposal of assets	458	1,510
Gain on sale of investee	(278)	—
Interest expense, net	12,390	15,939
Equity in loss of investee	—	98
Loss on debt extinguishment	587	46,520
Other expense, net	317	266
Restructure recovery	—	(60)

Loss from continuing operations before reorganization items, income taxes and discontinued operations	(36,963)	(96,778)

Reorganization items, net	460	1,012

Loss from continuing operations before income taxes and discontinued operations	(37,423)	(97,790)
Income tax (benefit) expense	(180,680)	6,000

Income (loss) from continuing operations before discontinued operations	143,257	(103,790)

Income from discontinued operations	116	1,314

Net income (loss)	$143,373	$(102,476)

Less: Net loss attributable to noncontrolling interests	455	468

Net income (loss) attributable to Six Flags Entertainment Corporation	$143,828	$(102,008)

Net income (loss) applicable to Six Flags Entertainment Corporation common stockholders	$143,828	$(102,008)

Per share - basic:
Income (loss) from continuing operations applicable to Six Flags Entertainment Corporation common stockholders	$2.69	$(1.88)
Income from discontinued operations applicable to Six Flags Entertainment Corporation common stockholders	$—	$0.03

Net income (loss) applicable to Six Flags Entertainment Corporation common stockholders	$2.69	$(1.85)

Per share - diluted:
Income (loss) from continuing operations applicable to Six Flags Entertainment Corporation common stockholders	$2.59	$(1.88)
Income from discontinued operations applicable to Six Flags Entertainment Corporation common stockholders	$—	$0.03

Net income (loss) applicable to Six Flags Entertainment Corporation common stockholders	$2.59	$(1.85)

Weighted average shares outstanding - basic	53,499	54,997

Weighted average shares outstanding - diluted	55,464	54,997

Six Flags Entertainment Corporation

(In Thousands, Except Per Share Amounts)

Statements of Operations Data (1)

	Year Ended
	December 31,
	2012	2011

Theme park admissions	$576,708	$541,744
Theme park food, merchandise and other	437,382	413,844
Sponsorship, licensing and other fees	39,977	42,380
Accommodations revenue	16,265	15,206
Total revenue	1,070,332	1,013,174

Operating expenses (excluding depreciation and amortization shown separately below)	411,679	397,874
Selling, general and administrative expense (excluding depreciation, amortization and stock-based compensation shown separately below)	163,000	160,798
Costs of products sold	80,169	77,286
Depreciation	132,397	150,952
Amortization	15,648	18,047
Stock-based compensation	62,875	54,261
Loss on disposal of assets	8,105	7,615
Gain on sale of investee	(67,319)	—
Interest expense, net	46,624	65,217
Equity in loss of investee	2,222	3,111
Loss on debt extinguishment	587	46,520
Other expense, net	612	73
Restructure (recovery) costs	(47)	25,086

Income from continuing operations before reorganization items, income taxes and discontinued operations	213,780	6,334

Reorganization items, net	2,168	2,455

Income from continuing operations before income taxes and discontinued operations	211,612	3,879
Income tax benefit	(172,228)	(8,065)

Income from continuing operations before discontinued operations	383,840	11,944

Income from discontinued operations	7,273	1,201

Net income	$391,113	$13,145

Less: Net income attributable to noncontrolling interests	(37,104)	(35,805)

Net income (loss) attributable to Six Flags Entertainment Corporation	$354,009	$(22,660)

Net income (loss) applicable to Six Flags Entertainment Corporation common stockholders	$354,009	$(22,660)

Per share - basic:
Income (loss) from continuing operations applicable to Six Flags Entertainment Corporation common stockholders	$6.44	$(0.43)
Income from discontinued operations applicable to Six Flags Entertainment Corporation common stockholders	$0.13	$0.02

Net income (loss) applicable to Six Flags Entertainment Corporation common stockholders	$6.57	$(0.41)

Per share - diluted:
Income (loss) from continuing operations applicable to Six Flags Entertainment Corporation common stockholders	$6.25	$(0.43)
Income from discontinued operations applicable to Six Flags Entertainment Corporation common stockholders	$0.13	$0.02

Net income (loss) applicable to Six Flags Entertainment Corporation common stockholders	$6.38	$(0.41)

Weighted average shares outstanding - basic	53,842	55,075

Weighted average shares outstanding - diluted	55,468	55,075

The following table sets forth a reconciliation of net income (loss) to Adjusted EBITDA and Free Cash Flow for the periods shown (in thousands):

	Three Months Ended
	December 31,
	2012	2011

Net income (loss)	$143,373	$(102,476)
Income from discontinued operations	(116)	(1,314)
Income tax (benefit) expense	(180,680)	6,000
Restructure recovery	—	(60)
Reorganization items, net	460	1,012
Other expense, net	317	266
Loss on debt extinguishment	587	46,520
Equity in loss of investee	—	98
Interest expense, net	12,390	15,939
Loss on disposal of assets	458	1,510
Gain on sale of investee	(278)	—
Amortization	3,603	4,507
Depreciation	31,720	37,131
Stock-based compensation	17,991	19,945
Impact of Fresh Start valuation adjustments (2)	255	393

Modified EBITDA (3)	30,080	29,471
Third party interest in EBITDA of certain operations (4)	(122)	5,312

Adjusted EBITDA (3)	$29,958	$34,783
Cash paid for interest, net	(11,449)	(22,862)
Capital expenditures (net of property insurance recoveries)	(19,374)	(21,891)
Cash taxes	(1,243)	(1,056)

Free Cash Flow (5)	$(2,108)	$(11,026)

Weighted average shares outstanding - basic	53,499	54,997

Cash Loss Per Share	$(0.04)	$(0.20)

The following table sets forth a reconciliation of net income to Adjusted EBITDA and Free Cash Flow for the periods shown (in thousands):

	Year Ended
	December 31,
	2012	2011

Net income	$391,113	$13,145
Income from discontinued operations	(7,273)	(1,201)
Income tax benefit	(172,228)	(8,065)
Restructure (recovery) costs	(47)	25,086
Reorganization items, net	2,168	2,455
Other expense, net	612	73
Loss on debt extinguishment	587	46,520
Equity in loss of investee	2,222	3,111
Interest expense, net	46,624	65,217
Loss on disposal of assets	8,105	7,615
Gain on sale of investee	(67,319)	—
Amortization	15,648	18,047
Depreciation	132,397	150,952
Stock-based compensation	62,875	54,261
Impact of Fresh Start valuation adjustments (2)	993	1,535

Modified EBITDA (3)	416,477	378,751
Third party interest in EBITDA of certain operations (4)	(33,848)	(28,417)

Adjusted EBITDA (3)	$382,629	$350,334
Cash paid for interest, net	(41,713)	(57,950)
Capital expenditures (net of property insurance recoveries)	(98,495)	(91,144)
Cash taxes	(9,435)	(7,945)

Free Cash Flow (5)	$232,986	$193,295

Weighted average shares outstanding - basic	53,842	55,075

Cash Earnings Per Share	$4.33	$3.51

Balance Sheet Data

(In Thousands)

Balance Sheet Data	December 31, 2012	December 31, 2011

Cash and cash equivalents (excluding restricted cash)	$629,208	$231,427
Total assets	3,056,391	2,648,178

Current portion of long-term debt	6,240	35,296
Long-term debt (excluding current portion)	1,398,966	921,940

Redeemable noncontrolling interests	437,941	440,427

Total equity	896,152	767,148

Shares outstanding	53,819	54,642

(1)         Revenues and expenses of international operations are converted into U.S. dollars on an average basis as provided by GAAP.

(2)         Amounts recorded as valuation adjustments and included in reorganization items for the month of April 2010 that would have been included in Modified EBITDA and Adjusted EBITDA, had fresh start accounting not been applied.  Balance consists primarily of discounted insurance reserves that will be accreted through the statement of operations each quarter through 2018.

(3)         “Modified EBITDA”, a non-GAAP measure, is defined as the Company’s consolidated income (loss) from continuing operations: (i) excluding the cumulative effect of changes in accounting principles, discontinued operations gains or losses, income tax expense or benefit, restructure costs or recoveries, reorganization items (net), other income or expense, gain or loss on early extinguishment of debt, equity in income or loss of investees, interest expense (net), gain or loss on disposal of assets, gain or loss on the sale of investees, amortization, depreciation, stock-based compensation, and fresh start accounting valuation adjustments.  The Company believes that Modified EBITDA is useful to investors, equity analysts and rating agencies as a measure of the Company’s performance.  The Company believes that Modified EBITDA is a measure that can be readily compared to other companies, and the Company uses Modified EBITDA in its internal evaluation of operating effectiveness and decisions regarding the allocation of resources.  Modified EBITDA is not defined by GAAP and should not be considered in isolation or as an alternative to net income (loss), income (loss) from continuing operations, net cash provided by (used in) operating, investing and financing activities or other financial data prepared in accordance with GAAP or as an indicator of the Company’s operating performance.  Modified EBITDA as defined herein may differ from similarly titled measures presented by other companies.

“Adjusted EBITDA”, a non-GAAP measure, is defined as Modified EBITDA minus the interests of third parties in the Adjusted EBITDA of properties that are less than wholly owned (consisting of Six Flags Over Georgia, Six Flags White Water Atlanta, Six Flags Over Texas, and Six Flags Great Escape Lodge & Indoor Waterpark (the “Lodge”)) plus the Company’s interest in the Adjusted EBITDA of dick clark productions, inc., which was sold in September 2012.  The Company believes that Adjusted EBITDA provides useful information to investors regarding the Company’s operating performance and its capacity to incur and service debt and fund capital expenditures.  Adjusted EBITDA is approximately equal to “Parent Consolidated Adjusted EBITDA” as defined in the Company’s secured credit agreement, except that Parent Consolidated Adjusted EBITDA excludes Adjusted EBITDA from equity investees that is not distributed to the Company in cash on a net basis and has limitations on the amounts of certain expenses that are excluded from the calculation.  Adjusted EBITDA is not defined by GAAP and should not be considered in isolation or as an alternative to net income (loss), income (loss) from continuing operations, net cash provided by (used in) operating, investing and financing activities or other financial data prepared in accordance with GAAP or as an indicator of the Company’s operating performance.  Adjusted EBITDA as defined herein may differ from similarly titled measures presented by other companies.

(4)         Represents interests of third parties in the Adjusted EBITDA of Six Flags Over Georgia, Six Flags Over Texas, Six Flags White Water Atlanta and the Lodge, plus the Company’s interest in the Adjusted EBITDA of dick clark productions, inc., which are less than wholly owned.  The Company sold its interest in dick clark productions, inc. in September 2012.

(5)         Free Cash Flow, a non-GAAP measure, is defined as Adjusted EBITDA less (i) cash paid for interest expense net of interest income receipts, (ii) capital expenditures net of property insurance recoveries, and (iii) cash taxes.  The Company has excluded from the definition of Free Cash Flow deferred financing costs related to the Company’s senior unsecured note offering that occurred in the fourth quarter of 2012 and the Company’s debt refinancing that occurred in the fourth quarter of 2011 due to the unusual nature of these items.  The Company believes that Free Cash Flow is useful to investors, equity analysts and rating agencies as a performance measure.  The Company uses Free Cash Flow in its internal evaluation of operating effectiveness and decisions regarding the allocation of resources.  Free Cash Flow is not defined by GAAP and should not be considered in isolation or as an alternative to net income (loss), income (loss) from continuing operations, net cash provided by (used in) operating, investing and financing activities or other financial data prepared in accordance with GAAP or as an indicator of the Company’s operating performance.  Free Cash Flow as defined herein may differ from similarly titled measures presented by other companies.